AMENDED AND RESTATED
JETBLUE AIRWAYS CORPORATION
2011 INCENTIVE COMPENSATION PLAN
Notice of Performance Share Unit Grant
Participant:        [NAME]
Company:        JetBlue Airways Corporation

Notice:
You have been granted the following Performance Share Units in accordance with the terms of this notice, the Performance Share Unit Award Agreement attached hereto as Attachment A (such notice and agreement, collectively, this “Agreement”) and the Plan identified below.

Type of Award:
Other Stock-Based Awards, referred to herein as “Performance Share Units”. A Performance Share Unit is an unfunded and unsecured obligation of the Company to deliver Shares or the cash equivalent thereof, as determined in accordance with this Agreement and subject to the terms and conditions of this Agreement and those of the Plan. Two-thirds (2/3) of the Performance Share Units are “ROIC Performance Share Units” and one-third (1/3) of the Performance Share Units are “[●] CASM Performance Share Units.”

Plan:	Amended and Restated JetBlue Airways Corporation 2011 Incentive Compensation Plan.
Grant:            Grant Date: [____]
Number of Performance Share Units:

Acknowledgement

and Agreement:	The undersigned Participant acknowledges receipt of, and understands and agrees to, the terms and conditions of this Agreement and the Plan.

JETBLUE AIRWAYS CORPORATION	PARTICIPANT
By: ______________________________	By: ______________________________
Name:	Name:
Title:	Title:
Date:	Date:

Attachment A

JETBLUE AIRWAYS CORPORATION
2011 INCENTIVE COMPENSATION PLAN
Performance Share Unit Award Agreement

This Performance Share Unit Award Agreement, dated as of the Grant Date set forth in the Notice of Performance Share Unit Grant to which this Performance Share Unit Award Agreement is attached (the “Grant Notice”), is made between JetBlue Airways Corporation and the Participant set forth in the Grant Notice. The Grant Notice is included in and made part of this Performance Share Unit Award Agreement.
1.Definitions. Capitalized terms used but not defined herein have the meaning set forth in the Plan. For purposes of this Agreement, the following terms have the following meanings:
(a)“Adjusted Operating Income” means, with respect to a calendar year, (i) the sum of: (A) Operating income, (B) Interest income and other (in each case, as determined based on the Company’s audited Consolidated Statement of Operations for such year) and (C) Interest Related to 7 times Aircraft Rent for such year, minus (ii) the product of (A) the Effective Tax Rate for such year, multiplied by (B) the sum described in clause (i) above.
(b) “Airline” means [●].
(c) “Average Invested Capital” means, with respect to a calendar year, (i) the sum of Year End Invested Capital for such year, plus Year End Invested Capital for the calendar year that immediately precedes such calendar year, divided by (ii) 2.
(d)“[●]SLA Ex-Fuel CASM” means (i) the sum of the [●] SLA Ex-Fuel CASM for each of 2015, 2016 and 2017, divided by (ii) 3.
(e)“Disability” means long-term disability within the meaning of the Company’s long-term disability plan in which the Participant then participates, or, if there is no such plan, as determined by the Committee in good faith.
(f)“Earned Performance Share Units” means the total of (i) the Earned ROIC Performance Share Units and (ii) the Earned [●] CASM Performance Share Units.
(g)“Earned [●] CASM Percentage” means the percentage determined in accordance with the following schedule based on the [●] SLA Ex-Fuel CASM, with the Earned [●] CASM Percentage for any [●] SLA Ex-Fuel CASM between the levels set forth in such schedule determined by linear interpolation:

	[●] SLA Ex-Fuel CASM	Earned [●] CASM Percentage
Maximum	[●]	[●]
Target	[●]	[●]
Minimum	[●]	[●]
Below Minimum	[●]	[●]
(h)“Earned [●] CASM Performance Share Units” means the product of (i) the Earned [●] CASM Percentage, multiplied by (ii) the number of [●] CASM Performance Share Units set forth in the Grant Notice.
(i)“Earned ROIC Percentage” means the greater of: (i) the minimum Earned ROIC Percentage as determined based on the sum of ROIC achievement Milestones and (ii) the percentage determined in accordance with the following schedule based on the ROIC measured at the end of the Performance Period. The Earned ROIC Percentage is [●] (for example a ROIC of [●] will result in an Earned ROIC Percentage equal to [●]):

Goal = [●] ROIC by [●]
[●] ROIC	[●]	[●]	[●]	[●]	[●]	[●]	[●]	[●]	[●]	[●]	[●]	[●]	[●]	[●]	[●]
Earned ROIC Percentage	[●]	[●]	[●]	[●]	[●]	[●]	[●]	[●]	[●]	[●]	[●]	[●]	[●]	[●]	[●]
(j)“Earned ROIC Performance Share Units” means the product of (i) the Earned ROIC Percentage, multiplied by (ii) the number of ROIC Performance Share Units set forth in the Grant Notice.
(k)“Effective Tax Rate” means, with respect to a calendar year and determined based on the Company’s audited Consolidated Statement of Operations for such year, (i) Income tax expense divided by (ii) Income before income taxes.
(l)“Interest Related to 7 Times Aircraft Rent” means, with respect to a calendar year, the product of (i) 7 Times Aircraft Rent for such year, multiplied by (ii) 7.5%.
(m)“[●]SLA Ex-Fuel CASM” means[●].
(n)“Retirement” means voluntary Termination of Service by the Participant on or after the date on which the sum of the Participant’s age and years of service as an employee of the Company and/or any Affiliate is at least sixty-five (65); provided, however, that the Participant has both (i) attained the age of 55, and (ii) completed ten (10) years of service as an employee of the Company and/or any Affiliate.
(o)“ROIC” means, with respect to a calendar year, (i) Adjusted Operating Income for such year, divided by (ii) Average Invested Capital for such year.
(p)“ROIC Milestones” This design incorporates ROIC milestone hurdles at the end of interim years 2015 and 2016. Achieving the milestones specified below will establish a minimum Earned ROIC Percentage equal to [●] for each ROIC milestone achieved.
2015 ROIC Milestone:    [●]
2016 ROIC Milestone:    [●]
(q)“7 Times Aircraft Rent” means, with respect to a calendar year and determined based on the Company’s audited Consolidated Statement of Operations for such year, the product of (i) Aircraft rent, multiplied by (ii) 7.
(r)“[●] SLA Ex-Fuel CASM” means [●].
(s)“SLA Ex-Fuel CASM” means, [●], “stage length adjusted cost per available seat mile, excluding fuel,” determined in accordance with the following formula: [●]
(t)“Year End Invested Capital” means, with respect to a calendar year, the sum of: (i) Total stockholders’ equity, (ii) Long-term debt and capital lease obligations, (iii) Short-term borrowings, (iv) Current maturities of long-term debt and capital leases (in each case determined based on the Company’s audited consolidated financial statements for such year) and (v) 7 Times Aircraft Rent for such year.
2.Grant of Performance Share Units. Subject to the provisions of this Agreement and the provisions of the Plan, the Company hereby grants to the Participant, pursuant to the Plan, the number of Performance Share Units, comprised of ROIC Performance Share Units and [●] CASM Performance Share Units, set forth in the Grant Notice.
3.Earned Performance Share Units.
(a)Earned ROIC Performance Share Units. The ROIC Performance Share Units shall become Earned ROIC Performance Share Units in accordance with the provisions, and subject to the conditions, set forth in this Agreement. Following issuance of the Company’s audited financial statements for each of the calendar years 2015 and 2016, the Committee shall determine whether any ROIC Milestones have been achieved and for 2017, the Committee shall certify in writing the ROIC attained, the Earned ROIC Percentage and the number of Earned ROIC Performance Share Units.
(b)Earned [●] CASM Performance Share Units. The [●] CASM Performance Share Units shall become Earned [●] CASM Performance Share Units in accordance with the provisions, and subject to the conditions, set forth in this Agreement. Following issuance of the Company’s audited financial statements for calendar year 2017, the Committee shall determine and certify in writing the [●] SLA Ex-Fuel CASM attained, the Earned [●] CASM Percentage and the number of Earned [●] CASM Performance Share Units.

(c)Failure to Become Earned Performance Share Units. To the extent that the Performance Share Units do not become Earned Performance Share Units pursuant to this Section 3, such Performance Share Units shall be forfeited.
(d)Modification of Performance Goals. The Committee shall, to the extent the exercise of such authority at such time would not cause the Performance Compensation Awards granted to any Participant for such Performance Period to fail to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, adjust or modify the calculation of a Performance Goal for such Performance Period, based on and in order to appropriately reflect the following events: (i) litigation or claim judgments or settlements; (ii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iii) any significant domestic aviation-related terrorist incident or other safety event and/or (iv) acquisitions, mergers, divestitures or discontinued operations.
(e)Termination of Service. Upon the Participant’s Termination of Service under any circumstances, any Performance Share Units that have not been settled in accordance with Section 4 hereof prior to the date of such Termination of Service shall be immediately and unconditionally forfeited, without any action required by the Participant or the Company, except as follows:
(i)Disability, Death, Retirement. Upon Termination of Service due to the Participant’s (A) Disability, (B) death or (C) Retirement, the Performance Share Units shall be eligible to become Earned Performance Share Units, and any Earned Performance Share Units shall be distributed in Shares or paid in cash, subject to the same terms and conditions had the Participant not incurred such Termination of Service, provided that such distribution or payment shall be pro-rated based on the number of complete calendar months that have elapsed from the Grant Date through the date of such Termination of Service.
(ii)Termination of Service by Participant Before Retirement Eligible or by Company Without Cause. Upon Termination of Service (A) by the Participant before he or she is eligible for Retirement or (B) by the Company for reasons other than Cause (in each case, other than as described in Section 3(e)(i)), the Committee, in its sole discretion, may (but is not obligated to) determine that the Performance Share Units (in whole or in part) shall be eligible to become Earned Performance Share Units, and any Earned Performance Share Units shall be distributed in Shares or paid in cash subject to the same terms and conditions had the Participant not incurred such Termination of Service, provided that such distribution or payment shall be pro-rated based on the number of complete calendar months that have elapsed from the Grant Date through the date of such Termination of Service.
(iii)[●] Acceleration. [●].
4.Settlement of Earned Performance Share Units. During calendar year 2018, as soon as reasonably practicable following completion of all determinations and certifications contemplated by Section 3, but in no event later than such date required to comply with the short-term deferral exception under Treasury Regulations Section 1.409A-1(b)(4), or any successor regulation, subject to satisfaction of applicable tax withholding obligations in accordance with Section 6, the Company shall cause to be delivered to the Participant, without charge, one Share for each such Earned Performance Share Unit; provided, however, that the Committee may, in its discretion, elect to cause the payment of cash, or part cash and part Shares, in lieu of delivering only Shares in respect of such Earned Performance Share Units. If a cash payment is made in lieu of delivering Shares, the amount of such payment shall be equal to the Fair Market Value of such Shares as of the trading date immediately prior to the date of such payment, less applicable taxes in accordance with Section 6. Notwithstanding the foregoing provisions of this Section 4 to the contrary, if at the time of the Participant’s separation from service, the Participant is a “specified employee” within the meaning of Code Section 409A, any delivery of Shares or payment hereunder that constitutes a “deferral of compensation” under Code Section 409A and that would otherwise become due on account of such separation from service shall be delayed, and such Shares or payment shall be delivered or made in full upon the earlier to occur of (a) a date during the thirty-day period commencing six months and one day following such separation from service and (b) the date of the Participant’s death.
5.Change in Control. The grant awarded under this Award Agreement is subject to the provisions of section 15 of the plan; provided, however, that if such Change in Control does not constitute a “change in control event,” within the meaning of Treasury Regulations Section 1.409A-3(i)(5), then any amounts payable under this Section 5 that constitute a “deferral of compensation” under Code Section 409A shall be made at the time specified in Section 4 as if such Change in Control had not occurred.

6.Taxes. Delivery of the Shares underlying the Earned Performance Share Units upon settlement is subject to the Participant satisfying all applicable federal, state, local and foreign taxes (including the Participant’s FICA obligation). The Company shall have the power and the right to (i) deduct or withhold from any Shares or amounts of cash otherwise deliverable or payable to the Participant pursuant to the Earned Performance Share Units or otherwise (provided, however, that the amount of any Shares so withheld shall not exceed the amount necessary to satisfy required Federal, state, local and non-United States withholding obligations using the minimum statutory withholding rates for Federal, state, local and/or non-United States tax purposes, including payroll taxes, that are applicable to supplemental taxable income), or (ii) require the Participant to remit to the Company, an amount in cash, in each case, sufficient to satisfy all such applicable taxes, pursuant to any procedures, and subject to any limitations as the Committee may prescribe and subject to applicable law, based on the Fair Market Value of the Shares on the payment date, as applicable. The Company or an Affiliate may, in the discretion of the Committee, provide for alternative arrangements to satisfy applicable tax withholding requirements in accordance with Section 17 of the Plan. Regardless of any action the Company or any Affiliate takes with respect to any or all tax withholding obligations, the Participant acknowledges that the ultimate liability for all such taxes is and remains the Participant’s responsibility.
7.No Rights as a Shareholder Prior to Issuance of Shares. Neither the Participant nor any other person shall become the beneficial owner of the Shares underlying the Performance Share Units, nor have any rights to dividends or other rights as a shareholder with respect to any such Shares, until and after such Shares, if any, have been actually issued to the Participant and transferred on the books and records of the Company or its agent in accordance with the terms of the Plan and this Agreement.
8.Transferability. The Performance Share Units shall not be transferable otherwise than by will or the laws of descent and distribution; provided, however, that the Committee may, in its discretion, permit the Performance Share Units to be transferred in accordance with the Plan, subject to such conditions and limitations as the Committee may impose.
9.No Right to Continued Employment. Neither the Performance Share Units nor any terms contained in this Agreement shall confer upon the Participant any rights or claims except in accordance with the express provisions of the Plan and this Agreement, and shall not give the Participant any express or implied right to be retained in the employment or service of the Company or any Affiliate for any period or in any particular position or at any particular rate of compensation, nor restrict in any way the right of the Company or any Affiliate, which right is hereby expressly reserved, to modify or terminate the Participant’s employment or service at any time for any reason. The Participant acknowledges and agrees that any right to Earned Performance Share Units shall be earned only by continuing as an employee of the Company or an Affiliate at the will of the Company or such Affiliate and satisfaction of other applicable terms and conditions contained in the Plan and this Agreement, and not through the act of being hired or being granted the Performance Share Units hereunder.
10.The Plan; Entire Agreement. By accepting any benefit under this Agreement, the Participant and any person claiming under or through the Participant shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and this Agreement and any action taken under the Plan by the Board, the Committee or the Company, in any case in accordance with the terms and conditions of the Plan. This Agreement is subject to all the terms, provisions and conditions of the Plan, which are incorporated herein by reference, and to such rules, policies and regulations as may from time to time be adopted by the Committee. This Agreement and the Plan contain the entire agreement of the parties relating to the matters contained herein and supersede all prior agreements and understandings, oral or written, between the parties with respect to the subject matter hereof. In the event of any conflict between the provisions of the Plan and this Agreement, the provisions of the Plan shall control, and this Agreement shall be deemed to be modified accordingly. The Plan and the prospectus describing the Plan can be found on the Company’s HR intranet. A paper copy of the Plan and the prospectus shall be provided to the Participant upon the Participant’s written request to the Company at the address set forth in Section 13 hereof.
11.Compliance with Laws and Regulations.
(a)The Performance Share Units and the obligation of the Company to deliver any Shares hereunder shall be subject in all respects to (i) all applicable Federal and state laws, rules and regulations; and (ii) any registration, qualification, approvals or other requirements imposed by any government or regulatory agency or body which the Committee shall, in its discretion, determine to be necessary or applicable. Moreover, the Company shall not deliver any certificates or other indication of ownership for Shares to the Participant or any other person pursuant to this Agreement if doing so would be contrary to applicable law. If at any time the Company determines, in its discretion, that the listing, registration or qualification of Shares upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable, the Company shall not be required to deliver any certificates or other indication of ownership for Shares to the Participant or any other person pursuant to this Agreement unless and until such listing, registration, qualification, consent or approval has been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Company.
(b)It is intended that any Shares hereunder shall have been registered under the Securities Act. If the Participant is an “affiliate” of the Company, as that term is defined in Rule 144 under the Securities Act (“Rule 144”), the Participant may not sell such Shares received except in compliance with Rule 144. Certificates representing Shares issued to an “affiliate” of the Company may bear a legend setting forth such restrictions on the disposition or transfer of the Shares as the Company deems appropriate to comply with federal and state securities laws.
(c)If at any time the Shares are not registered under the Securities Act, and/or there is no current prospectus in effect under the Securities Act with respect to the Shares, the Participant shall execute, prior to the delivery of any Shares to the Participant by the Company pursuant to this Agreement, an agreement (in such form as the Company may specify) in which the Participant represents and warrants that the Participant is acquiring the Shares acquired under this Agreement for the Participant's own account, for investment only and not with a view to the resale or distribution thereof, and represents and agrees that any subsequent offer for sale or distribution of any kind of such Shares shall be made only pursuant to either (i) a registration statement on an appropriate form under the Securities Act, which registration statement has become effective and is current with regard to the Shares being offered or sold; or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer for sale of such Shares, obtain a prior favorable written opinion, in form and substance satisfactory to the Company, from counsel for or approved by the Company, as to the applicability of such exemption thereto.
12.Recoupment Policy. The Participant acknowledges that the incentive compensation covered by this Award Agreement and the Performance Share Units granted hereunder are subject to Sections 20 and 21 of the Plan, including the Company’s recoupment policy, as may be amended or superseded from time to time by the Board or the Committee or otherwise in response to changes in applicable laws, rules or regulations.
13.Notices. All notices by the Participant or the Participant’s successors or permitted assigns shall be addressed to JetBlue Airways Corporation, 27-01 Queens Plaza North, Long Island City, New York 11101, Attention: General Counsel, or such other address as the Company may from time to time specify. All notices to the Participant shall be addressed to the Participant at the Participant’s address in the Company's records.
14.Other Plans. The Participant acknowledges that any income derived from the Earned Performance Share Units shall not affect the Participant’s participation in, or benefits under, any other benefit plan or other contract or arrangement maintained by the Company or any Affiliate.
15.Section 409A. This Agreement and any payment or delivery of Shares under this Agreement are intended to be exempt from or to comply with Section 409A of the Code and shall be administered and construed in accordance with such intent. In furtherance, and not in limitation, of the foregoing: (a) in no event may the Participant designate, directly or indirectly, the calendar year of any payment or delivery of Shares to be made hereunder; and (b) notwithstanding any other provision of this Agreement to the contrary, a Termination of Service hereunder shall mean and be interpreted consistent with a “separation from service” within the meaning of Code Section 409A with respect to any payment or delivery of Shares hereunder that constitutes a “deferral of compensation” under Code Section 409A that becomes due on account of such separation from service.
16.Electronic Delivery and Signatures. The Company may, in its sole discretion, decide to deliver any documents related to the Performance Share Units, this Agreement or to participation in the Plan or to future grants that may be made under the Plan by electronic means or to request the Participant's consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company. If the Company establishes procedures of an electronic signature system for delivery and acceptance of Plan documents (including this Agreement or any Award Agreement like this Agreement), the Participant hereby consents to such procedures and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his manual signature.

[●] indicates redacted confidential commercial information